EXHIBIT 3.3

OSIRIS THERAPEUTICS, INC.

BYLAWS

ARTICLE I

OFFICES

Section 1.  PRINCIPAL OFFICE.  The principal office of Osiris Therapeutics, Inc., a Maryland corporation (the “Corporation”), in the State of Maryland shall be located at such place as the Board of Directors may designate.

Section 2.  ADDITIONAL OFFICES.  The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.  PLACE.  All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.

Section 2.  ANNUAL MEETING.  An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held within six (6) months after the end of each fiscal year of the Corporation on a date and at the time set by the Board of Directors.

Section 3.  SPECIAL MEETINGS.  Special meetings of the stockholders may be called at any time by the chairman of the board, and shall be called upon the written request of the stockholders entitled to cast at least twenty percent (20%) of all the votes entitled to be cast at the meeting, or upon a resolution adopted by, or an affirmative vote of, a majority of the Board of Directors.  Business transacted at any special meeting of the stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting.

Section 4.  NOTICE.  Not less than twenty (20) nor more than sixty (60) days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written, printed or electronically transmitted notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid.  Notwithstanding the foregoing, if a stockholder’s address is located outside the United States, in addition to notice via the mail, notice shall also be sent to such stockholder by e-mail or facsimile at any e-mail address and/or facsimile number provided to the Corporation by the stockholder, as appearing on the records of the Corporation.

Subject to Section 11 and Section 12 of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice.  No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice

Section 5.  ORGANIZATION AND CONDUCT.  Every meeting of stockholders shall be conducted by the chairman of the board, or in his absence the president; provided, however, that the Board of Directors may appoint any stockholder to act as chairman of any meeting in the absence of the chairman of the board and the president.  The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary.  In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or in the absence of assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; and (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting.  Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6.  QUORUM; ADJOURNMENT.  At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure.  Any meeting of stockholders may be adjourned by the chairman of the board, upon the request of the holders of at least twenty percent (20%) of the stock of the Corporation issued and outstanding and entitled to vote at such meeting, or upon a resolution adopted by, or an affirmative vote of, a majority of the Board of Directors, from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7.  VOTING.  A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director.  Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.  A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation.  Unless otherwise provided in the charter (including the articles supplementary for any class of preferred stock), each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 8.  PROXIES.  A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law.  Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting.  No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9.  VOTING OF STOCK BY CERTAIN HOLDERS.  Shares of stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock.  Any director or other fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.  The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

Section 10.  INSPECTORS.  The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting.  The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11.  NOMINATION OF DIRECTORS.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors.  Nomination for election to the Board of Directors of the Corporation at a meeting of stockholders may be made by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of the directors at such meeting who complies with the notice procedures set forth in this Section 11.  Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than (a) with respect to an election to be held at an annual meeting of the shareholders, one hundred twenty (120) days prior to the day the Corporation released its proxy statement in connection with its previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the date of the prior year’s annual meeting, notice by the stockholder, to be timely, must be so delivered no later than ninety (90) days prior to the newly announced date that the Corporation will mail its proxy statement; and (b) with respect to an election to be held at a special meeting of the stockholders for the election of directors, the close of business on the tenth day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first.  For purposes of this Section 11 and with respect to any meeting of stockholders of the Corporation to be held in calendar year 2011, each reference to the Corporation shall be deemed to include the immediate predecessor of the Corporation.

Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to such nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder and (ii) the class and number of the shares of the Corporation which are beneficially owned by such stockholder.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.  The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 12.  NOTICE OF BUSINESS AT ANNUAL MEETING.  The provisions of this Section 12 are in addition to, and do not waive, any standards in effect under applicable federal or state law regarding stockholder proposals.  At an annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the chairman of the board, the Board of Directors or the president, (ii) otherwise properly brought before the meeting by or at the direction of the chairman of the board, the Board of Directors or the president, or (iii) otherwise properly brought before the meeting by a stockholder.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) if such business is not to be included in the Corporation’s proxy statement, not less than ninety (90) days prior to the day the Corporation released its proxy statement in connection with its previous year’s annual meeting or (ii) if the stockholder wants such business to be included in the Corporation’s proxy statement, not less than one hundred twenty (120) days prior to the day the Corporation released its proxy statement in connection with its previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the date of the prior year’s annual meeting, notice by the stockholder, to be timely, must be so delivered no later than ninety (90) days prior to the newly announced date that the Corporation will mail its proxy statement.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  For purposes of this Section 12 and with respect to any meeting of stockholders of the Corporation to be held in calendar year 2011, each reference to the Corporation shall be deemed to include the immediate predecessor of the Corporation.

A stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 12, provided, however, that nothing in this Section 12 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.  The chairman of the meeting shall, if the facts warrant, determine and declare that the business was not properly brought before the meeting in accordance with the provisions of this Section 12, and if he shall so determine, he shall so declare to the meeting, and any such business shall not be transacted.

Section 13.  VOTING BY BALLOT.  Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

Section 14.  CONTROL SHARE ACQUISITION ACT.  Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation.  This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 15.  ACTION BY STOCKHOLDERS WITHOUT A MEETING.  The holders of common stock of the Corporation entitled to vote generally in the election of directors may take action or consent to any action by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting if the Corporation gives notice of the action not later than ten (10) days after the effective date of the action to each holder of the class of common stock and to each stockholder who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

ARTICLE III

DIRECTORS

Section 1.  GENERAL POWERS.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, the charter of the Corporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

Section 2.  NUMBER, TENURE AND QUALIFICATIONS.  At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three (3) nor more than seven (7), and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

Section 3.  RESIGNATION.  Any director may resign at any time by sending a notice of such resignation in writing or by electronic transmission to the principal executive office of the Corporation addressed to the chairman of the board, the president or the secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at a later time or on the occurrence of an event.

Section 4.  REMOVAL.  A director may be removed as provided in the charter of the Corporation.

Section 5.  ANNUAL AND REGULAR MEETINGS.  An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.  The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 6.  SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the president or by a majority of the directors then in office.  The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.  The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 7.  NOTICE.  Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address.  Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting.  Notice by United States mail or courier shall be given at least 72 hours prior to the meeting.  Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt.  Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.  Notwithstanding the foregoing, if a director’s address is located outside the United States, in addition to notice via the mail, notice shall also be sent to the director by e-mail or facsimile at the e-mail address and/or facsimile number provided to the Corporation by the director, as appearing on the records of the Corporation.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 8.  QUORUM.  A majority of the directors at any time in office shall constitute a quorum for the transaction of business.  In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 2 of this Article III constitute a quorum (unless there are only three directors, in which case not less than two may constitute a quorum).  If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time.  The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 9.  VOTING.  The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute or the charter of the Corporation.

Section 10.  ORGANIZATION.  At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman of the board, the vice chairman of the board, if any, shall act as chairman of the meeting.  In the absence of both the chairman and vice chairman of the board, the president (if he or she is a director) or in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting.  The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 11.  TELEPHONE MEETINGS.  Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 12.  CONSENT BY DIRECTORS WITHOUT A MEETING.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

Section 13.  VACANCIES.  If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than three directors remain).  The Corporation elects, at such time as it becomes eligible under Section 3-802(a) and (b) of the Maryland General Corporation Law to make such election, to be subject to Section 3-804(c) of the Maryland General Corporation Law so that, except as may be provided by the Board of Directors in setting the terms of any class or series of shares of stock of the Corporation, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which such vacancy occurred.

Section 14.  COMPENSATION.  Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors.  Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 15.  LOSS OF DEPOSITS.  No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

Section 16.  SURETY BONDS.  Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 17.  RELIANCE.  Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the advisers, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

Section 18.  CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.  The directors shall have no responsibility to devote their full time to the affairs of the Corporation.  Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

ARTICLE IV

COMMITTEES

Section 1.  NUMBER, TENURE AND QUALIFICATIONS.  The Board of Directors may appoint from among its members an Audit Committee, a Compensation Committee, and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

Section 2.  POWERS.  The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

Section 3.  MEETINGS.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.  A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee.  The act of a majority of the committee members present at a meeting shall be the act of such committee.  The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board shall otherwise provide.  In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.  Each committee shall keep minutes of its proceedings.

Section 4.  TELEPHONE MEETINGS.  Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5.  CONSENT BY COMMITTEES WITHOUT A MEETING.  Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

Section 6.  VACANCIES.  Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1.  GENERAL PROVISIONS.  The officers of the Corporation shall include a president, a secretary, a chief financial officer and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers.  In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable.  The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers.  Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided.  No officer need be a stockholder, and any two or more offices except president and vice president may be held by the same person.  Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.  All officers of the Corporation as between themselves and the Corporation shall, respectively, have such authority and perform such duties in the management of the property and affairs of the Corporation as may be determined by resolution of the Board of Directors, or in the absence of controlling provisions in a resolution of the Board of Directors, as may be provided in these Bylaws.

Section 2.  REMOVAL AND RESIGNATION.  Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the chairman of the board, the president or the secretary.  Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3.  VACANCIES.  A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4.  CHIEF EXECUTIVE OFFICER.  The Board of Directors may designate a chief executive officer.  In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation.  The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.  He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.  CHIEF FINANCIAL OFFICER.  The chief financial officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the president.  In addition, the chief financial officer shall perform such duties and have such powers as are incident to the office of chief financial officer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

Section 6.  CHAIRMAN OF THE BOARD.  The Board of Directors may appoint a chairman of the board.  If the Board of Directors appoints a chairman of the board, he shall preside at all meetings of the Board of Directors and he shall perform such other duties and possess such other powers as are assigned to him by the Board of Directors.

Section 7.  PRESIDENT.  The president shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation.

Unless the Board of Directors has designated the chairman of the board or another officer as chief executive officer, the president shall be the chief executive officer of the Corporation.  The president shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

Section 8.  VICE PRESIDENTS.  Any vice president shall perform such duties and possess such powers as the Board of Directors or the president may from time to time prescribe.  In the event of the absence, inability or refusal to act of the president, the vice president (or if there shall be more than one, the vice presidents in the order determined by the Board of Directors) shall perform the duties of the president and when so performing shall have all the powers of and be subject to all the restrictions upon the president.  The Board of Directors may assign to any vice president the title of executive vice president, senior vice president or any other title selected by the Board of Directors.

Section 9.  SECRETARY AND ASSISTANT SECRETARIES.  The secretary shall perform such duties and shall have such powers as the Board of Directors or the president may from time to time prescribe.  In addition, the secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.  Any assistant secretary shall perform such duties and possess such powers as the Board of Directors, the president or the secretary may from time to time prescribe.  In the event of the absence, inability or refusal to act of the secretary, the assistant secretary (or if there shall be more than one, the assistant secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the secretary.  In the absence of the secretary or any assistant secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

Section 10.  TREASURER AND ASSISTANT TREASURERS.  The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.  The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.  The assistant treasurers, in general, shall perform such duties as shall be assigned to them by the treasurer or by the president or the Board of Directors.  The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

Section 11.  SALARIES.  The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.  CONTRACTS.  The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when authorized or ratified by action of the Board of Directors and executed by an authorized person.

Section 2.  CHECKS AND DRAFTS.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3.  DEPOSITS.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

ARTICLE VII

STOCK

Section 1.  CERTIFICATES.  Except as otherwise provided in these Bylaws, this Section shall not be interpreted to limit the authority of the Board of Directors to issue some or all of the shares of any or all of its classes or series without certificates.  Each stockholder, upon written request to the secretary of the Corporation, shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation.  Each certificate shall be signed by the president, the chief executive officer, the chief operating officer, the chief financial officer, the chairman of the board or the vice chairman of the board and countersigned by the secretary, an assistant secretary, the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Corporation.  The signatures may be either manual or facsimile.  Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.  Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the

Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate.  If the Corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series.  In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge.  If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge.

Section 2.  TRANSFERS.  Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.  Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

Section 3.  REPLACEMENT CERTIFICATE.  Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.  The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than sixty (60) days and, in the case of a meeting of stockholders, not less than twenty (20) days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than twenty (20) days.  If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5.  STOCK LEDGER.  The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6.  ISSUANCE OF UNITS.  Notwithstanding any other provision of the charter of the Corporation or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1.  AUTHORIZATION.  Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the charter of the Corporation.  Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the charter of the Corporation.

Section 2.  CONTINGENCIES.  Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X

SEAL

Section 1.  SEAL.  The Board of Directors may authorize the adoption of a seal by the Corporation.  The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.”  The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.  AFFIXING SEAL.  Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XI

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by applicable law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of his or her service in that capacity, or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or any other enterprise as a director, officer, partner, trustee, employee or agent of such corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise and who is made a party to, or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding by reason of his or her service in that capacity.  To the maximum extent permitted by applicable law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement.  The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Neither the amendment nor repeal of this Article XI, nor the adoption or amendment of any other provision of the charter of the Corporation or these Bylaws inconsistent with this Article XI, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

The rights to indemnification and advancement of expenses set forth in this Article XI shall not be exclusive of any other right which any director, officer or non-officer employee may have or hereafter acquire under any statute, provision of the charter of the Corporation or these Bylaws, agreement, vote of stockholders or otherwise.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer or non-officer employee against any liability of any character asserted against or incurred by the Corporation or any such director, officer or non-officer employee, or arising out of any such person’s corporate status, whether or not the Corporation shall have the power to indemnify such person against such liability under the general laws of the State of Maryland or the provisions of this Article XI.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII

AMENDMENT OF BYLAWS

These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of a majority of the issued and outstanding shares of the stock of the Corporation entitled to vote thereon at any regular or special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new bylaws shall have been stated in the notice of such regular or special meeting.

ARTICLE XIV

MISCELLANEOUS

Section 1.  BOOKS AND RECORDS.  The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of an executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

Section 2.  VOTING STOCK IN OTHER COMPANIES.  Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the president, the chief financial officer, or a proxy appointed by either of them.  The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 3.  EXECUTION OF DOCUMENTS.  A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

Section 4.  EVIDENCE OF AUTHORITY.  A certificate by the secretary or an assistant secretary as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

Section 5.  SEVERABILITY.  Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

Section 6.  PRONOUNS.  All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.